                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                        Pursuant to section 13 or 15 (d)
                     Of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                         Event reported) : July 1, 1999

                     BINGHAM FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

      Michigan                     0-23381                      38-3313951
(State of Incorporation)   (Commission File Number)    (I.R.S. Employer Identification No.)

                260 East Brown Street, Suite 200, Birmingham, MI 48009
                  (Address of principal executive offices)     (Zip Code)

        Registrants telephone number, including area code: (248) 644-5470

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 1, 1999, pursuant to a Reorganization Agreement dated as of June 30, 1999 (the "Reorganization Agreement") Bingham Financial Services Corporation ("Bingham") acquired all of the issued and outstanding stock of Hartger &
Willard Mortgage Associates, Inc. ("Hartger & Willard") from DMR Financial Services, Inc. ("DMRFS"), an affiliate of Detroit Mortgage and Realty Company ("DMR"). Pursuant to the terms of the Reorganization Agreement, 66,667 shares of Bingham common stock, without par value, were issued to DMRFS.

In connection with the acquisition of Hartger & Willard, Bingham loaned $1,500,000 to DMRFS pursuant to a Promissory Note dated July 31, 1999. The loan was guaranteed by DMR and secured by the pledge of the 66,667 shares of Bingham common stock DMRFS received in the acquisition. Bingham, DMR and DMRFS have negotiated for the surrender of the pledged shares in full payment of the principal amount of the loan. When finally documented, the effect will be that Bingham has acquired the Hartger & Willard shares for $1,500,000 in cash.

The description of the acquisition and the loan included herein does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet has been prepared based upon the historical consolidated balance sheets of Bingham Financial Services Corporation ("Bingham") and Hartger & Willard Mortgage Associates, Inc. ("H&W") as of June 30, 1999 as if the acquisition had occurred as of June 30, 1999. The following unaudited pro forma condensed consolidated statements of income for the nine months ended June 30, 1999 and the twelve months ended December 31, 1998 give effect to the acquisition as if it had occurred as of October 1, 1998 and October 1, 1997, respectively.

The unaudited pro forma financial information should be read in conjunction with the accompanying Notes To Unaudited Pro Forma Condensed Consolidated Financial Information as they are an integral part of the pro forma consolidated financial statements. The unaudited pro forma condensed consolidated income statements are not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of the beginning of each period presented, nor do such statements purport to indicate the results of future operations. In the opinion of management, all adjustments necessary to present fairly such unaudited pro forma condensed consolidated financial statements have been made.

                     BINGHAM FINANCIAL SERVICES CORPORATION
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                  JUNE 30, 1999



                                                                                         PRO FORMA       PRO FORMA
                                                                                        ADJUSTMENTS     AS ADJUSTED
                                                            BINGHAM       HARTGAR &         FOR             FOR
                                                           FINANCIAL       WILLARD      ACQUISITION     ACQUISITION
                                                          ------------  ------------  ------------------------------
                    ASSETS
Cash and equivalents                                        $    632      $     25       $      -           $    657
Restricted cash                                                3,940             -              -              3,940
Loans receivable held for sale, net                           71,277             -              -             71,277
Mortgage servicing rights, net                                     -             -          1,075 B            1,075
Property and equipment, net                                      880            66              -                946
Goodwill                                                         634         1,064           (888)C              810
Other assets                                                   4,958           481           (195)D            5,244
                                                            --------      --------       --------           --------
       Total assets                                         $ 82,321      $  1,636       $     (8)          $ 83,949
                                                            ========      ========       ========           ========


         LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Advances by mortgagors                                 $  3,921      $      -       $      -           $  3,921
     Accounts payable and accrued expenses                       239           (13)            16 D              242
     Advances under repurchase agreements                     36,287             -              -             36,287
     Subordinated debt, net of debt discount of $452           3,548                                           3,548
     Note payable                                             11,022             -          1,625 A           12,647
                                                            --------      --------       --------           --------
           Total liabilities                                  55,017           (13)         1,641             56,645
                                                            --------      --------       --------           --------
     Minority Interest
                                                                 234             -              -                234
                                                            --------      --------       --------           --------

Stockholders' equity
     Common Stock, no par value, 10,000,000 shares
          authorized; 2,422,154 issued and outstanding        25,634             -              -             25,634
     Common Stock, par value $1 per share, authorized                                                              -
          50,000 shares, issued and outstanding 100 shares                       -              -                  -
     Paid-in capital                                             572         1,493         (1,493)A              572
     Retained earnings (deficit)                                 864           156           (156)A              864
                                                            --------      --------       --------           --------
          Total stockholders equity                           27,070         1,649         (1,649)            27,070
                                                            --------      --------       --------           --------
          Total liabilities and stockholders' equity        $ 82,321      $  1,636       $     (8)          $ 83,949
                                                            ========      ========       ========           ========


The accompanying notes are an integral part of the financial statements.

                     BINGHAM FINANCIAL SERVICES CORPORATION
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         NINE MONTHS ENDED JUNE 30, 1999


                                                                                                  PRO FORMA
                                                                                                 AS ADJUSTED
                                                 BINGHAM       HARTGAR &       PRO FORMA           BINGHAM
                                                FINANCIAL       WILLARD       ADJUSTMENTS         FINANCIAL
                                               -------------  ------------   ---------------    --------------
REVENUES
     Interest income on loans                      $  7,256        $     -           $     -          $  7,256
     Mortgage placement and servicing fees            1,441          1,471                 -             2,912
     Gain on sale of loans                            4,089              -                 -             4,089
     Other income                                       150            218                 -               368
                                                   --------        -------           -------          --------
           Total revenues                            12,936          1,689                 -            14,625
                                                   --------        -------           -------          --------

COSTS AND EXPENSES
     Interest expense                                 5,494            132                75 E           5,701
     Provision for credit losses                        232              -                 -               232
     Amortization of servicing rights                     -              -               121 F             121
     General and administrative                       2,719            827                 -             3,546
     Other operating expenses                         2,205            391                 7 G           2,603
                                                   --------        -------           -------          --------
           Total costs and expenses                  10,650          1,350               203            12,203
                                                   --------        -------           -------          --------
           Income (loss) before income taxes          2,286            339              (203)            2,422
     Provision for income taxes                         737            124               (69)              792
                                                   --------        -------           -------          --------
             Net income (loss)                     $  1,549       $    215           $  (134)         $  1,630
                                                   ========       ========           =======          ========

     Weighted average common shares outstanding:

           Basic                                                                             H           1,773
                                                                                                      ========
          Diluted                                                                            H           1,991
                                                                                                      ========

     Earnings per share:
           Basic                                                                             H            0.92
                                                                                                      ========
           Diluted                                                                           H            0.82
                                                                                                      ========


The accompanying notes are an integral part of the financial statements.

                     BINGHAM FINANCIAL SERVICES CORPORATION
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                   TWELVE MONTHS ENDED
                                              -----------------------------                     PRO FORMA
                                                9/30/98       12/31/98                         AS ADJUSTED
                                                BINGHAM       HARTGAR &       PRO FORMA          BINGHAM
                                               FINANCIAL       WILLARD       ADJUSTMENTS        FINANCIAL
                                              ------------   ------------  ----------------   --------------
REVENUES
     Interest income on loans                    $  3,296       $      -           $     -         $  3,296
     Mortgage placement and servicing fees          1,361          1,539                 -            2,900
     Gain on sale of servicing rights                 618              -                 -              618
     Gain on sale of loans                            738              -                 -              738
     Other income                                     128            394                 -              522
                                                 --------       --------           -------         --------
           Total revenues                           6,141          1,933                 -            8,074
                                                 --------       --------           -------         --------

COSTS AND EXPENSES
     Interest expense                               1,933            199               100 E          2,232
     Provision for credit losses                      147              -                 -              147
     Provision for unrealized hedge loss            2,400              -                 -            2,400
     Amortization of servicing rights                   -              -               161 F            161
     General and administrative                     1,250          1,105                 -            2,355
     Other operating expenses                       1,204            357                 9 G          1,570
                                                 --------       --------           -------         --------
           Total costs and expenses                 6,934          1,661               270            8,865
                                                 --------       --------           -------         --------
           Income (loss) before income taxes         (793)           272              (270)            (791)
     Provision for income taxes                      (219)            98               (92)            (213)
                                                 --------       --------           -------         --------
             Net income (loss)                   $   (574)      $    174           $  (178)        $   (578)
                                                 ========       ========           =======         ========

     Weighted average common shares outstanding:
                                                                                                  H   1,261
                                                                                                   ========
           Basic

     Loss per share:
           Basic and diluted                                                                      H   (0.46)
                                                                                                   ========


The accompanying notes are an integral part of the financial statements.

                     BINGHAM FINANCIAL SERVICES CORPORATION
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION


On July 1, 1999 the Company acquired 100% of the outstanding stock of Hartger & Willard Mortgage Associates, Inc. ("H&W") from its parent company DMR Financial Services, Inc. ("DMR") for 66,667 shares of the Company's common stock. In connection with the transaction Bingham also made a loan of $1.5 million to DMR. The loan is collateralized by the 66,667 shares of Bingham's common stock. Bingham and DMR have negotiated for the surrender of the pledged shares in full payment of the principal amount of the loan. When concluded, the effect of this will be that Bingham will have acquired the H&W shares for $1.5 million in cash.

H&W is engaged in the business of the origination and servicing of commercial mortgages and real estate lending. Loans originated by the Company primarily consist of fixed rate loans collateralized by mortgages on commercial property. All loans originated by the Company are sold to permanent investors.

Balance Sheet

The excess of purchase price and liabilities assumed over the estimated fair value of net assets acquired for the acquisition has been allocated to tangible and intangible assets based on Bingham's estimate of the fair market value of the net assets acquired. The allocations of the excess of purchase price may change upon final analysis of the fair market value of the net assets acquired and final determination of the costs incurred in the acquisition.

                                                                                (In thousands)
         Estimated fair value of net assets acquired                              $   1,449
         Allocation of the purchase price in excess of the acquired assets:
                  Goodwill                                                              176
                                                                                  ---------
                  Total Purchase                                                  $   1,625
                                                                                  =========


The accompanying unaudited pro forma consolidated balance sheet has been prepared as if the acquisition had been completed as of June 30, 1999 and includes the following adjustments:

(A)  A pro forma adjustment has been made to:

     Increase borrowings by $1.6 million for the cashed used to purchase the outstanding stock of H&W; and

     Eliminate historical equity balances.

(B) A pro forma adjustment has been made to increase the value of mortgage servicing rights by $1.1 million to fair market value.

(C) A pro forma adjustment has been made to eliminate H&W's historical goodwill of $1.1 million and record goodwill related to the acquisition of $176,000.

(D)A pro forma adjustment has been made to eliminate miscellaneous receivables at H&W.


STATEMENT OF OPERATIONS

The accompanying unaudited pro forma consolidated statements of operations for the nine months ended June 30, 1999 presents the results of operations as if the acquisition had been consummated on October 1, 1998. The unaudited pro forma consolidated statements of operations for the twelve months ended December 31, 1998 presents the results of operations as if the acquisition had been consummated on October 1, 1997. Bingham's year-end was September 30, 1998 and the unaudited pro forma consolidated statement of operations includes their results of operations for the twelve months ended September 30, 1998 and H&W's year-end was December 31, 1998 and the unaudited pro forma consolidated statement of operations includes their results of operations for the twelve months ended December 31, 1998.

The accompanying unaudited pro forma consolidated statement of operations for the nine months ended June 30, 1999 and for the twelve months ended September 30, 1998 for Bingham and the twelve months ended December 31, 1998 for H&W have been prepared by combining historical results of operations and include the following adjustments:

(E) Adjustments for the nine months ended June 30, 1999 and the twelve months ended December 31, 1998 have been made to increase interest expense on the increased borrowings related to the acquisition by $75,000 and $100,000 respectively.

(F) Adjustments for the nine months ended June 30, 1999 and the twelve months ended December 31, 1998 have been made to increase amortization of mortgage servicing rights by $121,000 and $161,000 respectively.

(G) Adjustments for the nine months ended June 30, 1999 and the twelve months ended December 31, 1998 have been made to increase amortization of goodwill related to the acquisition.

(H) Pro forma basic earnings per share is computed by dividing pro forma net income by the pro forma weighted average common shares outstanding. Pro forma diluted earnings per share is computed by dividing pro forma net income by the weighted average common shares outstanding plus the diluted share of contingently issuable shares and stock options.

                   HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                       Financial Statements and Schedules

                           December 31, 1998 and 1997

                   (With Independent Auditors' Report Thereon)

                   HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                                Table of Contents


                                                                                    Page
Independent Auditors' Report                                                          1

Balance Sheets                                                                        2

Statements of Income                                                                  3

Statements of Changes in Shareholder's Equity                                         4

Statements of Cash Flows                                                              5

Notes to Financial Statements                                                         6

SCHEDULE

I  Computation of Adjusted Net Worth to Determine Compliance with the
      U.S. Department of Housing and Urban Development (HUD) Net Worth
      Requirements                                                                    10

Independent Auditors' Report on Compliance with Specific Requirements Applicable
   to Major HUD Programs                                                              11

Independent Auditors' Report on Internal Control                                      14

General Information on Independent Public Accountants                                 16

KPMG
Suite 1200
150 West Jefferson
Detroit, M1 48226-4429

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Hartger & Willard Mortgage Associates, Inc.:

We have audited the accompanying balance sheets of Hartger & Willard Mortgage Associates, Inc. (a wholly-owned subsidiary of Detroit Mortgage and Realty Company) (the Company) as of December 31, 1998 and 1997, and the related statements of income, changes in shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hartger & Willard Mortgage Associates, Inc. as of December 31, 1998 and 1997, and the results of its operation and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

In accordance with Government Auditing Standards, we have also issued a report on our consideration of the Company's internal control over financial reporting and a report on its compliance with specific requirements applicable to major IFIUD programs, all of which were dated March 5, 1999.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained in schedule I is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


March 5, 1999

KPMG LLP

                  HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                                 Balance Sheets

                           December 31, 1998 and 1997


                                        Assets                                                 1998            1997
                                                                                               ----            ----
Cash                                                                                        $   318,856         99,600
Certificate of deposit                                                                          277,517        250,000

Premises and equipment:
   Furniture and equipment                                                                      355,818        428,835
   Less: Accumulated depreciation and amortization                                             (279,244)      (348,785)
                                                                                            -----------      ---------

              Total premises and equipment, net                                                  76,574         80,050

Accrued placement fees receivable                                                               261,450         65,000
Accrued interest receivable                                                                       3,165         11,473
Other assets                                                                                     10,526         16,814
                                                                                            -----------      ---------

                                                                                            $   948,088        522,937
                                                                                            ===========      =========

                       LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
   Accrued expenses and other liabilities                                                   $   340,652         89,048
                                                                                            -----------      ---------

     Total liabilities                                                                          340,652         89,048

Shareholder's equity:
   Common stock, $1 par value; authorized 50,000 shares, issued
     and outstanding 100 shares in 1998 and 1997                                                    100            100
   Paid-in capital                                                                              409,429        409,429
   Retained earnings                                                                            197,907         24,360
                                                                                            -----------      ---------

               Total shareholder's equity                                                       607,436        433,889
                                                                                            -----------      ---------

Commitments and contingencies

                                                                                            $   948,088        522,937
                                                                                            ===========      =========

The accompanying notes are an integral part of these financial statements.

                   HARTGER & WELLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                              Statements of Income

                     Years ended December 31, 1998 and 1997


                                                                                           1998                1997
                                                                                           ----                ----
Income:
   Interest and dividends                                                             $     314,338            75,878
   Loan placement fees                                                                    1,114,925           767,862
   Fees on loans serviced                                                                   424,463           459,602
   Other                                                                                     79,327           154,416
                                                                                      -------------        ----------

              Total income                                                                1,933,053         1,457,758

Expenses:
   Compensation and other employee benefits                                               1,010,901           974,904
   Interest                                                                                 199,217            42,527
   Professional fees                                                                         93,962            20,740
   Printing, stationery, and telephone                                                       71,390            63,486
   Depreciation and amortization                                                             24,774            30,703
   Maintenance of equipment                                                                  48,643            52,970
   Occupancy                                                                                120,096           124,629
   Contributions, dues, and subscriptions                                                    12,313            22,927
   Other                                                                                     80,150            80,915
                                                                                      -------------        ----------

               Total expenses                                                             1,661,446         1,413,801
                                                                                      -------------        ----------

               Income before income tax provision.                                          271,607            43,957

Income taxes                                                                                 98,060            19,597
                                                                                      -------------        ----------

              Net income                                                              $     173,547            24,360
                                                                                      =============        ==========

The accompanying notes are an integral part of these financial statements.

                   HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                  Statements of Changes in Shareholder's Equity

                     Years ended December 31, 1998 and 1997


                                                      COMMON          PAID-IN         RETAINED
                                                      STOCK           CAPITAL         EARNINGS             TOTAL
                                                      ------          -------         --------             -----
Balance at January 1, 1997                         $    1,000          41,807         2,343,533          2,386,340

Distribution of equity to former owner                      -         (41,807)       (2,343,533)       (2,385,3 40)
Capital contribution                                        -         408,529                              408,529
Adjustment to common stock                               (900)            900                 -                  -
Net income                                                  -               -            24,360             24,360
                                                   ----------        --------       -----------       ------------

Balance at December 31, 1997                              100         409,429            24,360            433,889

Net income                                                  -               -           173,547            173,547
                                                   ----------        --------       -----------       ------------

Balance at December 31, 1998                       $      100         409,429           197,907            607,436
                                                   ==========        ========       ===========       ============

The accompanying notes are an integral part of these financial statements.

                   HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                            Statements of Cash Flows

                     Years ended December 31, 1998 and 1997


                                                                                         1998              1997
                                                                                         ----              ----
Cash flows from operating activities:
   Net income                                                                          $ 173,547           24,360
   Adjustments to reconcile net income to net cash
     provided by operating activities:
        Increase in prepaid expenses                                                         136                -
        Increase in accrued receivables                                                 (193,462)         (11,473)
        Depreciation and amortization                                                     24,774           30,703
        Increase in accrued expenses and other liabilities                               251,604                -
                                                                                       ---------      -----------

          Net cash provided by operating activities                                      256,599           43,590
                                                                                       ---------      -----------

Cash flows from investing activities:
   Proceeds from sale of loans                                                                 -        5,800,000
   Purchase of certificates of deposit                                                   (16,045)        (250,000)
   Purchases of furniture and equipment                                                  (21,298)        (132,952)
                                                                                       ---------      -----------

          Net cash provided by (used in) investing activities                            (37,343)       5,417,048

Cash flows from financing activities:
   Payments on notes payable to former owner                                                   -       (5,800,000)
   Dividends paid to former owner                                                              -       (2,386,340)
   Capital contribution
                                                                                               -          408,529
                                                                                       ---------      -----------
          Net cash used in financing activities                                                -       (7,777,811)
                                                                                       ---------      -----------

          Net increase (decrease) in cash                                                219,256       (2,317,173)

Cash, beginning of year                                                                   99,600        2,416,773
                                                                                       ---------      -----------

Cash, end of year                                                                      $ 318,856           99,600
                                                                                       =========      ===========

Supplemental disclosure of cash flow information:
   Interest paid in cash                                                                 198,744           18,929
                                                                                       =========      ===========

The accompanying notes are an integral part of these financial statements.

                   HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                          Notes to Financial Statements

                           December 31, 1998 and 1997

NATURE OF OPERATIONS

Hartger & Willard Mortgage Associates, Inc. (the Company) services loans on behalf of investors and provides mortgage banking services to commercial customers located primarily in the Midwest. The Company is a wholly-owned subsidiary of Detroit Mortgage and Realty Company (the Parent).

(1)         Summary of Significant Accounting Policies

       The Company prepares its financial statements in conformity with generally accepted accounting principles, which require the use of estimates made by management to determine amounts reported in the accompanying financial statements. Certain estimates used by management are particularly susceptible to significant changes in the economic environment, particularly estimates of accrued placement fees. These estimates, as well as the related amounts reported in financial statements, are sensitive to near-term changes in the factors used to determine them. A significant change in any one of those factors could result in the determination of amounts different than those reported in the financial statements.

       (a) Purchase Accounting Adjustments

           Detroit Mortgage and Realty Company purchased the Company on January 1, 1997 for approximately $1.3 million. As a result of the purchase, the Parent recorded goodwill of approximately $1.2 million and, for each of the years ended December 31, 1997 and 1998, amortized $78,000 of goodwill relating to this transaction. The goodwill and related amortization will remain on the Parent's books and not be "pushed down" to the Company.

           The Company files a consolidated Federal income tax return with the Parent. The Company's provision for income taxes is based upon a tax-sharing agreement with the Parent. Taxes are recorded in substantially the same manner as if the Company filed income tax returns on a separate-company basis.

       (b) Premises and Equipment

           The furniture and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method. As of December 31, 1998, the Company leases all premises on which it resides.

       (c) Loan Placement Fees

           Loan placement fees are recognized when earned, which generally occurs upon the completion of the transaction.

                                        6                         (Continued)

                   HARTGER & WELLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                          Notes to Financial Statements

                           December 31, 1998 and 1997

       (d) Fees on Loans Serviced

           Fees on loans serviced represent fees earned for servicing real estate mortgage loans owned by institutional investors. The fees are generally calculated on the outstanding principal balances of the loans serviced. In conformity with the industry practice, the fees are recorded as income when the monthly mortgage payments are received from the borrower. Loan servicing costs are charged to expense as incurred.

       (e) Income Taxes

           Income taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed.

(2)    OTHER ASSETS

       Other assets for the year ended December 31, 1998 consist of the following:

                         Security deposit                         $       5,588
                         Prepaid expenses                                 1,935
                         Other                                            3,003
                                                                     ----------
                                                                  $      10,526
                                                                     ==========

(3)    EMPLOYEE BENEFIT PLAN

       Benefits are provided to employees of the Company under the terms of the Parent's employee benefit plans. Benefits include a defined contribution retirement plan (401(k)) that is available to substantially all employees of the Company under the terms of the Parent's plan. Expenses relating to this plan were approximately $10,000 for both 1998 and 1997.

(4)    INCOME TAXES

       Income tax expense for the years ended December 31, 1998 and 1997 is comprised of the following:

                                                         1998        1997
                                                       --------    --------

       Current Federal income tax expense             $  97,827      19,352
       Local income tax expense                             233         245
                                                       --------    --------

                                                      $  98,060      19,597
                                                       ========    ========


                                        7                          (Continued)

                   HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                          Notes to Financial Statements

                           December 31, 1998 and 1997

       Income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 34% to pretax income as a result of the following:

                                                                                DECEMBER 31,            DECEMBER 31,
                                                                                     1998                    1997
                                                                                ------------            ------------
        Computed "expected" tax expense                                       $      92,346                 14,945
        Increase (reduction) in tax resulting from:
           Nondeductible expenses                                                     4,450                  3,937
           Local income tax, net of federal tax benefit                                 154                    162
           Other,net                                                                  1,110                    553
                                                                                -----------             ----------

                                                                              $      98,060                 19,597
                                                                                ===========             ==========

        At December 31, 1998, there were no deferred tax assets or deferred liabilities.

(5)    Leases

       The Company leases certain office facilities and vehicles under leases having remaining noncancelable lease terms of one year or less. Future minimum payments under the aforementioned leases at December 31, 1998 are:

                                                     1999       2000           2001         2002           2003
                                                     ----       ----           ----         ----           ----
        Bloomfield Hills office              $     47,058       49,019       49,197         51,158         4,278
        Grand Rapids office                        60,780       62,604       64,464         66,400        22,352
                                                  -------      -------      -------         ------        ------

        Total future minimum
                payments                     $    107,838      111,623      113,661        117,558        26,630
                                                  =======      =======      =======        =======        ======

       Total rental expense for 1998 amounted to approximately $117,503, which includes rental expense incurred for a lease with month-to-month payment terms in addition to the rental expense related to the above-mentioned leases.

       Included as a reduction of the Company's occupancy expense is building rental income of approximately $4,346 and $16,800 for the years ended December 31, 1998 and 1997, respectively.

(6)    Commitments with Off-Balance-Sheet Risk

       In the normal course of business, the Company is a Program Plus Seller/Servicer for the Federal Home Loan Mortgage Corporation (Freddie
       Mac). Under this program, the Company issues commitments to provide mortgage loans to borrowers, based on commitments containing identical terms and conditions from Freddie Mac to the Company. The Company does not fund its loan until all conditions of the Freddie Mac commitment have been satisfied. Once the loan is funded, the Company assigns its loan documents to Freddie Mac, and Freddie Mac reimburses the Company, usually within 30 days of the initial Company loan funding date.

                                        8                         (Continued)

                   HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                          Notes to Financial Statements

                           December 31, 1998 and 1997

       To fund its Freddie Mac loans, the Company either has used its own capital or borrowed funds from the Parent at the rate of interest that the Parent pays to its bank (LIBOR plus 2.25%).

       The risk to the Company is that Freddie Mac would not purchase the loan from the Company and the Company would then have to provide credit on a long-term basis to the borrower. In management's view, this risk is very minimal because of Freddie Mac's extensive review and approval of the loan transactions and documents prior to the Company's loan funding.

       As of December 31, 1998, the Company had no outstanding commitments to fund mortgage loans and no amounts due to the Parent.

(7)    TRANSACTIONS WITH RELATED PARTIES

       The Company was assigned servicing rights on a note receivable from the PM Investment Group, a related party. The note was assigned on December 31, 1997, and as of December 31, 1998, servicing income of $51,222 was recognized as revenue. The Company also paid $199,217 and $12,429 of interest expense to its parent and received $4,346 and $2,275 in rental income from a subsidiary of the Parent for the years ended December 31, 1998 and 1997, respectively.

(8)    SERVICING PORTFOLIO

       Information regarding the servicing portfolio is as follows:

                                                                              DECEMBER 31,         DECEMBER 31,
                                                                                   1998                1997
                                                                              ------------        -------------

       Total principal balance of loans being serviced                     $   435,585,600          433,256,000
       Number of loans being serviced                                                  140                  148
       Funds held in trust for investors                                         2,591,300            1,988,000
                                                                             =============        =============

       Funds held in trust for investors represent monies collected from borrowers primarily for payment of real estate taxes and insurance premiums applicable to mortgage loans being serviced. These funds are not included in the Company's financial statements.

                                   SCHEDULE I

                   HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

            Computation of Adjusted Net Worth to Determine Compliance
         with the U.S. Department of Housing and Urban Development (HUD)
                             Net Worth Requirements


Servicing portfolio as of December 31, 1998                                                    $     435,585,600

Add:
   Origination                                                                                                 -
   Purchased from loan correspondent                                                                           -
                   -                                                                                ------------

           Subtotal                                                                                  435,585,600

Less:
   Servicing retained                                                                                          -
   Loan correspondent - purchase retained                                                                      -

           Total                                                                               $     435,585,600
                                                                                                    ============

Net worth required                                                                             $       1,000,000
                                                                                                    ============

Shareholder's equity at December 31, 1998                                                                607,436

Less - unacceptable assets                                                                                     -
                                                                                                    ------------

Adjusted net worth for HUD requirement purposes at December 31, 1998                           $         607,436
                                                                                                    ============

Adjusted net worth below amount required                                                       $        (392,564)
                                                                                                    ============

See accompanying independent auditors' report.

                                               10

KPMG
Suite 1200
150 West Jefferson
Detroit, M1 48226-4429


                 INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH
             SPECIFIC REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS




The Board of Directors
Hartger & Willard Mortgage Associates, Inc.:

We have audited the financial statements of Hartger & Willard Mortgage Associates, Inc. (a Michigan corporation and wholly-owned subsidiary of Detroit Mortgage and Realty Company) (the Company) as of and for the year ended December 31, 1998, and have issued our report thereon dated March 5, 1999. In addition, we have audited the Company's compliance with the specific program requirements governing Loan Servicing, Escrow Accounts, Federal Financial and Activity Reports, and Mortgagee Approval Requirements that are applicable to the HUD Approved Title 11 Nonsupervised Mortgagees and Loan Correspondents program for the year ended December 31, 1998. The management of the Company is responsible for compliance with those requirements. Our responsibility is to express an opinion on the Company's compliance with those requirements based on our audit.

We conducted our audit of compliance in accordance with generally accepted auditing standards; Government Auditing Standards, issued by the Comptroller General of the United States; and the Consolidated Audit Guide for Audits of HUD Programs (the Guide), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General, in August 1997. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above occurred. An audit includes examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination of the Company's compliance with those requirements.

As further described in the accompanying Schedule of Findings, the results of our audit procedures disclosed that the Company did not comply with the Mortgagee Approval Requirements. In our opinion, the Company's compliance with the Mortgagee Approval Requirements is necessary for the Company to comply with the requirements applicable to the HUD Approved Title 11 Nonsupervised Mortgagees and Loan Correspondents program.

In our opinion, except for those instances of noncompliance with the requirements applicable to HUD Approved Title 11 Nonsupervised Mortgagees and Loan Correspondents referred to in the fourth paragraph of this report, Hartger & Willard Mortgage Associates, Inc. complied, in all material respects, with the requirements referred to above that are applicable to each of its major HUD-assisted programs for the year ended December 31, 1998.

This report is intended solely for the information and use of the board of directors, management, and the U.S. Department of Housing and Urban Development, and is not intended to be, and should not be, used by anyone other than these specified parties


March 5, 1999

KPMG LLP

                   HARTGER & WILLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

                              Schedule of Findings

MORTGAGEE APPROVAL REQUIREMENTS

FINDING NO. I

KPMG noted that Hartger & Willard Mortgage Associates, Inc. was out of compliance with the net worth requirement at December 31, 1998.

MANAGEMENT'S RESPONSE

The Company is aware of the noncompliance with the net worth requirement at December 31, 1998 and will not originate any HUD loans until such time as it comes into compliance.

KPMG
Suite 1200
150 West Jefferson
Detroit, M1 48226-4429




                INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL



To the Board of Directors
Hartger & Willard Mortgage Associates, Inc.:

We have audited the financial statements of Hartger & Willard Mortgage Associates, Inc. (a Michigan corporation and wholly-owned subsidiary of Detroit Mortgage and Realty Company) (the Company) as of and for the year ended December 31, 1998, and have issued our report thereon dated March 5, 1999. We have also audited the Company's compliance with requirements applicable to HUD-assisted programs and have issued our report thereon dated March 5, 1999.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guidefor Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General, in August 1997. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether the Company complied with laws and regulations, noncompliance with which would be material to a HUD-assisted program.

In planning and performing our audit, we obtained an understanding of the design of relevant internal controls and whether they had been placed in operation, and we assessed control risk in order to determine our audit procedures for the purpose of expressing our opinions on the Company's financial statements and on its compliance with specific requirements applicable to its major HUD-assisted programs and to report on internal controls in accordance with the provisions of the Guide and not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal controls. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal controls. The objectives of internal controls are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles, and that HUD-assisted programs are managed in compliance with applicable laws and regulations. Because of inherent limitations in internal controls, errors, fraud, or instances of noncompliance may occur and not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of policies and procedures may deteriorate.

We performed tests of controls, as required by the Guide, to evaluate the effectiveness of the design and operation of internal controls that we considered relevant to preventing or detecting material noncompliance with specific requirements applicable to the Company's HUD-assisted programs. Our procedures were less in scope than would be necessary to render an opinion on internal controls. Accordingly, we do not express such an opinion.

Our consideration of internal controls would not necessarily disclose all matters in the internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a significant deficiency in which the design or operation of one or more of the internal controls does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited or that noncompliance with laws and regulations that would be material to a HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal controls that we consider to be material weaknesses as defined above.

This report is intended solely for the information of the board of directors and management of the Company and the U.S. Department of Housing and Urban Development (HUD), and is not intended to be, and should not be, used by anyone other than these specified parties.



March 5, 1999

KPMG LLP
                                       15

                   HARTGER & WELLARD MORTGAGE ASSOCIATES, INC.
       (A Wholly-owned Subsidiary of Detroit Mortgage and Realty Company)

              General Information on Independent Public Accountants

Detroit Office:

KPMG LLP
150 West Jefferson, Suite 1200
Detroit, Michigan 48226

Engagement Partner: Richard Hopper
Telephone Number: (313) 983-0408
Federal Employer I.D. Number: 13-5565207

ITEM 7 c.   EXHIBITS.

     2.1 Reorganization Agreement dated as of June 30, 1999 by and among Bingham Financial Services Corporation, a Michigan corporation, DMR Financial Services, Inc., a Michigan corporation, Hartger & Willard Mortgage Associates, Inc., a Michigan corporation and Detroit Mortgage & Realty Company, a Michigan corporation. Omitted from such exhibit, as filed, are the remaining exhibits referenced in such agreement. The Registrant will furnish supplementally a copy of any such exhibits to the Commission upon request.

     2.2 Lockup Agreement executed as of July 2, 1999 by DMR Financial Services, Inc. in favor of Bingham Financial Services Corporation.

     2.3 Shareholders Agreement dated as of July 2, 1999 by and among Bingham Financial Services Corporation, certain "Shareholders/Directors", DMR Financial Services, Inc. and Detroit Mortgage and Realty Company.

     2.4 Promissory Note dated as of July 31, 1999 executed by DMR Financial Services, Inc. in favor of Bingham Financial Services Corporation.

     2.5 Guaranty dated as of June 30, 1999 executed by Detroit Mortgage and Realty Company in favor of Bingham Financial Services Corporation.

     2.6 Pledge Agreement dated as of June 30, 1999 by and between Bingham Financial Services Corporation and DMR Financial Services, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               BINGHAM FINANCIAL SERVICES CORPORATION



                               /s/ Ronald A. Klein
                               -------------------------------
                               Name:  Ronald A. Klein
                               Title: President and Chief Executive Officer


Dated:  September 15, 1999

                                INDEX TO EXHIBITS

Exhibit                          DESCRIPTION                    METHOD OF FILING
-------                          -----------                    ----------------
2.1                              Reorganization Agreement       Previously filed
                                 dated as of June 30, 1999

2.2                              Lockup Agreement executed      Previously filed
                                 as of July 2, 1999

2.3                              Shareholders Agreement         Previously filed
                                 dated as of July 2, 1999

2.4                              Promissory Note dated as of    Filed herewith
                                 July 31, 1999

2.5                              Guaranty dated as of           Filed herewith
                                 June 30, 1999

2.6                              Pledge Agreement dated as of   Filed herewith
                                 June 30, 1999